PAGE 1

                                                                  EXHIBIT 24.1


                                    CONSENT OF

                             INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the Registration Statements of Raytheon Company and Subsidiaries Consolidated on Form S-8 (File Nos. 2-55841, 2-87308, 2-93903, 2-93871, 33-3720, 33-3723, 33-5650,
   33-10811, 33-14165, 33-15242,  33-15396, 33-15397, 33-15398, 33-21454,  33-
   21741, 33-22211, 33-23449,  33-23751, 33-24695, 33-49041 and 33-49033)  and
   on Form S-3 (File Nos. 33-49045 and 33-49269) of our reports dated January 20, 1994, except as to information presented in Note Q for which the date is March 8, 1994, on our audits of the consolidated financial statements and financial statement schedules of Raytheon Company and Subsidiaries Consolidated as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993 which reports are incorporated by reference or included in this Annual Report on Form 10-K.


   Coopers & Lybrand

   Boston, Massachusetts

   March 28, 1994